UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, d.c.20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[   ]  Preliminary Information Statement

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[X]  Definitive Information Statement

Quest Oil Corporation

 (Name of Registrant as Specified In Its Charter)

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Comment:       We are filing this Revised Information Statement to change only the Edgar filing code which inadvertently titled the Information Statement as “contested solicitations.”  The matters described in the Information Statement are not contested.

QUEST OIL CORPORATION

2000 East Lamar Boulevard, Suite 600

Arlington, Texas76006

To the Stockholders of Quest Oil Corporation:

This Information Statement is furnished to the stockholders of Quest Oil Corporation, a Nevada corporation, in connection with the following corporate action in connection with resolutions of our Board of Directors and the written consent of holders of in excess of 50% of our common stock for an amendment of the Articles of Incorporation as follows:

•        Amendment to the Articles of Incorporation increasing the number of authorized $0.001 par value shares of the Common Stock from 95,000,000 to 450,000,000 and increasing the number of authorized $.001 par value shares of Preferred Stock from 5,000,000 to 50,000,000.

We are not asking you for a proxy and you are requested to not send a proxy.

Only stockholders of record at the close of business on August 22, 2005 shall be given a copy of the Information Statement.

                                                            By Order of the Board of Directors

                                                            /s/  Cameron King

                                                            ____________________________

                                                            By:   Cameron King

                                                            Its:  Director and President

WE ARE NOT ASKING YOU FOR A PROXY

 AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

QUEST OIL CORPORATION

____________________

INFORMATION STATEMENT

____________________

INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT

This information statement is being furnished to all holders of our common stock in connection with the Proposed Action by Written Consent to amend the Articles of Incorporation to increase the number of authorized shares to 500,000,000.

ITEM 1.

INFORMATION STATEMENT

This information statement is being furnished to all holders of common stock of Quest Oil Corporation, a Nevada Company, in connection with resolutions of the Board of Directors and the written consent of the holders of in excess of 50% of our common stock providing for the amendment of the Articles of Incorporation, which will provide for an increase in the number of authorized common shares to 450,000,000 and increase the number of authorized preferred shares to 50,000,000.

The Board of Directors and persons owning a majority of our outstanding voting securities have unanimously adopted, ratified and approved the proposed amendment of our Articles of Incorporation.  No other votes are required or necessary.  See the caption “Vote Required for Approval” below.  The amendment will become effective upon final acceptance and filing with the Nevada Secretary of State’s office.

INCREASE THE AUTHORIZED COMMON AND PREFERRED STOCK OF THE COMPANY

Our Articles of Incorporation, as currently in effect, authorize us to issue up to 95,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001.  The Board of Directors has proposed an increase in the number of authorized shares of our common and preferred stock.  Upon the approval by the consenting shareholders holdings a majority of the outstanding voting securities and the filing of the Amended Articles of Incorporation, we will be authorized to issue 450,000,000 shares of common stock, par value per share of $0.001 and 50,000,000 shares of preferred stock, $0.001 par value per share.

The Board of Directors believes that it is in our and our stockholders’ best interests to increase the availability of additional authorized but unissued capital stock to provide us with the flexibility to issue equity for other proper corporate purposes which may be identified in the future.  Such future activities may include, without limitation, raising equity capital, adopting Employee Stock Plans or making acquisitions through the issuance of stock.  The Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of stock for any purpose, except with regard to existing warrants and convertible notes and providing additional shares for Employee Stock Plans.  The Board of Directors believes that the increase in authorized capital will make a sufficient number of shares available, should we decide to use its shares for one or more of such previously mentioned purposes or otherwise.  We reserve the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.  The increased capital will provide the Board of Directors with the ability to issue additional shares of stock without further vote of our stockholders except as provided under Nevada corporate law or under the rules of any national securities exchange on which our shares of stock are then listed.

Under our Articles, our stockholders do not have preemptive rights to subscribe to additional securities which may be issued by us, which means that current stockholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership of the company. In addition, if the Board of Directors elects to issue additional shares of stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

In addition to the corporate purposes discussed above, the authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors.  For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the company by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in our best interests and the interests of our stockholders.  The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts.  By potentially discouraging initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.  The increased authorized capital may have the effect of permitting our current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business.  However, the Board of Directors is not aware of any attempt to take control of the company and the Board of Directors did not propose the increase in our authorized capital with the intent that it be utilized as a type of anti-takeover device.

The relative voting and other rights of holders of the common stock will not be altered by the  authorization of additional shares of common stock, nor the authorization of a class of preferred shares.  Each share of common stock will continue to entitle its owner to one vote.  As a result of the increased authorization, the potential number of shares of common stock outstanding will be increased.

QUESTIONS AND ANSWERS REGARDING THE PROPOSED INCREASE IN THE NUMBER

OF AUTHORIZED COMMON AND PREFERRED STOCK.

            Q. WHY HAS THE PROPOSAL BEEN MADE TO INCREASE THE NUMBER OF COMMON SHARES?

            A. Our Board of Directors believes that the authorized shares of common stock remaining available for future issuance is not sufficient to enable us to respond to potential business opportunities, provide sufficient shares for its employee stock benefit plan and to pursue important objectives that may be anticipated.  Accordingly, our Board of Directors believes that it is in our best interests to increase the number of authorized shares of common stock as proposed.  Our Board of Directors believes that the availability of such shares will provide us with the flexibility to issue common stock for proper corporate purposes that may be identified by our Board of Directors from time to time, such as financing, acquisitions, compensation of employees, the establishment of strategic business relationships with other companies or the expansion of our business or product lines through the acquisition of other businesses or products.  The increase in the number of authorized shares of common stock is recommended by our Board in order to provide a sufficient reserve of such shares for our future growth and needs.

The Board of Directors also believes the availability of additional shares of common stock will enable us to attract and retain talented employees, directors and consultants through the grant of stock-based incentives.

            Q. WHY HAS THE BOARD PROPOSED AN INCREASE IN THE NUMBER OF PREFERRED STOCK?

            A. The Board of Directors has proposed increasing the number of authorized shares of preferred stock to increase its options in issuing equity in the company to pursue its business plan and other business opportunities that may present themselves to us or come to the Board for approval.  The Board has no current plans to issue or designate additional shares of preferred stock.

            Q. HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSALS TO INCREASE THE NUMBER OF COMMON AND PREFERRED SHARES?

            A. Our Board of Directors has proposed the increase in the number of common and preferred shares as is in the best interest of the company and the best interest of our current shareholders.

            Q. WILL THE CHANGES TO THE ARTICLES OF INCORPORATION RESULT IN ANY TAX LIABILITY TO ME?

            A. The proposed changes are intended to be tax free for federal income tax purposes.

            Q. WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE PROPOSALS BEING PASSED?

            A. To approve the proposal, the affirmative vote of a majority of the votes of the common stock and other shares holding voting rights is required.  Consents in favor of the proposal have already been received from shareholders holding a majority of our voting securities.

            Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?

            A. The Company will pay for the delivery of this information statement.

            Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A: Cameron King, President, 2000 East Lamar Boulevard, Suite 600, Arlington, Texas76006, (604) 629-2461.

VOTE REQUIRED FOR APPROVAL

Section 78.385 of the Nevada Revised Statutes provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada Corporation.  This includes the amendment discussed herein. The procedure and requirements to effect an amendment to the Articles of Incorporation of a Nevada corporation are set forth in Section 78.390.  Section 78.390 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration and must be approved by a majority of the outstanding voting securities.

Our Board of Directors has adopted, ratified and approved the change in our authorized shares and to submit the proposed changes to the shareholders for their approval.  The securities that are entitled to vote to amend our Articles of Incorporation consist of issued and outstanding shares of our $0.001 par value common voting stock outstanding on August 22, 2005, the record date for determining shareholders who are entitled to notice of and to vote on the proposed amendment to the company’s Articles of Incorporation.

DISSENTER’S RIGHTS OF APPRAISAL

The Nevada Revised Statutes (the Nevada Law) do not provide for dissenter’s rights in connection with the proposed amendment to our Articles of Incorporation.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on August 22, 2005 as the record date for the determination of the common shareholders entitled to notice of the action by written consent.

At the record date, we had issued and outstanding 44,672,791 shares of $0.001 par value common stock. Shareholders holding a controlling interest equaling more than 50 percent (50%) of the $0.001 par value of our common stock as of the record date, representing more than a majority of our outstanding common stock.  The shareholders have consented to the action required to adopt the amendment of our Articles of Incorporation.  This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 22, 2005 by the following persons:

·         each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;

·         each of our directors and executive officers; and

·         all of our directors and executive officers as a group.

Name And Address	Number Of Shares Beneficially Owned	Percentage Owned

Roderick Bartlett (1)	3,000,000(2)	.078
Cameron King (1)	1,000,000(3)	.026
Dr. Jim Irwin (6)	0.000
William Huntington Stinson (1)	0.000
Joseph F. Wallen (1)	0.000
Richard Johnson (1)	150,000(4)	.003
Darrin Hayes (1)	500,000(5)	.013

All directors and officers as a group	4,650,000.120

                (1)           The address is 2000 East Lamar Boulevard, Suite 600, ArlingtonTexas, 76006.

                (2)           Held in the name of BPYA 966 Holdings, LTD.

(3)           Held in the name of King Capital Corp.

(4)           Mr. Johnson is the beneficial owner of 150,000 shares of which 100,000 shares are held in the name of Vega Resources, Ltd.

                (5)           Shares held by spouse.

                (6)           The address is 1650-1188 West Georgia Street, Vancouver, BCV6E 4A2

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from the date of this report and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from the date of this report.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to our Articles of Incorporation or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

FINANCIAL AND OTHER INFORMATION

Additional information concerning the company including its Form 10-KSB annual report for the year ended March 31, 2005 and quarterly reports on Form 10-QSB for the past quarter ended June 30, 2005 which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.

_________________________

                                            By Order of the Board of Directors

                                   /s/ Cameron King

                                        Cameron King

                                        President and Chairman of the Board

August 30, 2005

VancouverCanada

EXHIBIT A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

OF
QUEST OIL CORPORATION

A Nevada Corporation

Pursuant to Section 78.390 of the Nevada Revised Statues, the shareholders of Quest Oil Corporate, a Nevada Corporation (the “Corporation”) hereby amend Article Four of its articles of incorporation of the Corporation as follows:

ARTICLE FOUR. [CAPITAL STOCK].  The aggregate number of shares which this Corporation shall have authority to issue is 500,000,000 shares of which 450,000,000 shall be designated as Common Stock, $.001 par value, and 50,000,000 shares shall be designated as Preferred Stock, $.001 par value.

The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion or exchange rights, redemptions price and liquidation preference, of and series of shares of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).  In case the number of shares of any such series shall so be decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.  All shares of any one series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or the Nevada Revised Statues.

No holder of any shares of the Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation.

Each outstanding share of Common Stock of the Corporation shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of the shareholders.  A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.  Except as otherwise provided by these Articles of Incorporation or the Nevada Revised Statues, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.  Cumulative voting shall not be allowed in the election of directors of the Corporation.

Shares of Preferred Stock shall only be entitled to such vote as is determined by the Board of Directors prior to the issuance of such stock, except as require by law, in which case each share of Preferred Stock shall be entitled to one vote.